                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        Flow International Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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
--------------------------------------------------------------------------------

                         FLOW INTERNATIONAL CORPORATION
           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 31, 2000

To the Shareholders of Flow International Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Flow International Corporation, a Washington corporation, will be held on Thursday, August 31, 2000, at 10:00 a.m., Pacific Daylight Time, at Benaroya Hall, 200 University Street, Seattle, Washington, for the following purposes as described in the attached Proxy Statement:

1. To elect three directors to hold office for three-year terms ending at the 2003 Meeting of Shareholders or until their respective successors are elected and qualified.

2. To transact such other business as may properly come before such meeting or any adjournment thereof.

    Pursuant to the Bylaws, the Board of Directors has fixed the close of business on July 7, 2000, as the record date for determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

    So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT AND JOHN S. LENESS, OR EITHER OF THEM, AS YOUR PROXIES.

                                          John S. Leness
                                          Secretary

KENT, WASHINGTON
August 3, 2000

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                         FLOW INTERNATIONAL CORPORATION
                            23500 64th Avenue South
                             KENT, WASHINGTON 98032

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 31, 2000

                            ------------------------

    The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Shareholders.

    Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the shareholder, will be voted in accordance with such instructions. AS STATED IN THE PROXY, IF NO INSTRUCTIONS ARE GIVEN, THE SHAREHOLDER'S SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the meeting in person, by giving notice of revocation to the meeting judge.

    At the date of this statement, the only matter that management intends to present is the election of directors. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

    The fiscal 2000 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is August 3, 2000.

                           OUTSTANDING SECURITIES AND
                                 VOTING RIGHTS

    The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting, Common Stock with voting rights. On July 7, 2000, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 14,739,965 shares of Common Stock outstanding and entitled to vote. The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $10.50 per share.

    Each share entitles the holder to one vote on all matters presented for shareholder approval including one vote for each director. There are no cumulative voting rights. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee.

                             ELECTION OF DIRECTORS

    According to the Articles of Incorporation and Bylaws, the Board of Directors shall be composed of no more than nine directors who are divided (as closely as possible) into three equal classes.

    At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 2003 Annual Meeting of Shareholders. Of the remaining directors, three are serving terms that will not expire until the 2001 Annual Meeting of Shareholders and three are serving terms that will not expire until the 2002 Annual Meeting of Shareholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Articles of Incorporation and Bylaws of the Company.

    The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

    There are no family relationships between any nominee, director, or executive officer of the Company.

    The affirmative vote of a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

    The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

Nominees (for terms of three years):

    DANIEL J. EVANS (age 74) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2000 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition.
Mr. Evans serves as director of Western Wireless Inc., VoiceStream Wireless Corporation, Cray Inc., Attachmate, Inc., National Information Consortium and Tidemark Solutions. Mr. Evans also serves as a member of the Board of Regents of the University of Washington. Mr. Evans received a B.S. in 1948, and a M.S. in 1949, in civil engineering from the University of Washington.

    KENNETH M. ROBERTS (age 54) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial
Services, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2000 Annual Meeting. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts received a B.A. from Whitworth College in 1968 and a M.B.A. from the Harvard Graduate School of Business in 1971.

    RONALD W. TARRANT (age 63) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Lloyd Andrews as Chairman following the 1994 Annual Meeting of Shareholders. Mr. Tarrant was appointed to the Board in 1991 and his current term expires with the 2000 Annual Meeting. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division, a manufacturer of equipment for the cabletelevision and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986.
Mr. Tarrant also serves on the boards of Western Garnet Corporation, a Canadian company, Phenix International, MicroSurgical Technology, Hart Crowser, Inc. and Northwest Industry Partnership. He is also a member of the Board of Trustees for PONCHO and Asbury College. Mr. Tarrant received a B.A. from Asbury College in 1959.

                             The Board of Directors
                           Recommends a Vote FOR the
                         Election of the Above Nominees
                           for the Board of Directors

Continuing Directors:

    RON D. BARBARO (age 68) was President of The Prudential Insurance Company of America, responsible for world-wide operations, and he retired in 1993. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro is currently Chairman and Chief Executive Officer of the Ontario Lottery and Gaming Corporation. Mr. Barbaro was elected to the Board in 1995 and his current term expires in 2001. Mr. Barbaro also serves on the boards of The Thomson Corporation, Trans-Global Life Insurance Company (Alberta), VoxCom, Inc. and ChoicePoint, Inc. (Atlanta).

    KATHRYN L. MUNRO (age 52) is Chairman and Chief Executive Officer of Bridge West, a technology investment company. She previously held a variety of senior management positions in both the commercial and retail areas of Seafirst Bank and Bank of America, most recently as Chief Executive for Bank of America's Southwest Banking Group. Ms. Munro began her banking career in 1980. She was elected to the Board in 1996 and her current term expires in 2002. Ms. Munro currently serves on the corporate boards of Central Newspapers, Inc., Pinnacle West, Tosco Corporation and Sun Community Bancorp. She also serves on the board of The Bank Administration Institute in Chicago and numerous community boards in Phoenix, including Valley of the Sun United Way, Greater Phoenix Leadership, Barrow Neurological Institute, the Heard Museum and national board of advisors for University of Arizona School of Business. Ms. Munro holds an M.B.A. from the University of Washington.

    ARLEN I. PRENTICE (age 62) is Co-Chairperson and Chief Executive Officer of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires in 2001. He has been Chairman or President of Kibble & Prentice for the past 26 years. Mr. Prentice serves as a director of Northland Telecommunications Corporation, Optiva Corporation and Starbucks Coffee Company.

    J. MICHAEL RIBAUDO (age 58) is Chairman and Chief Executive Officer of Surgical Synergies, Inc., a company that develops, acquires and operates surgery centers. Dr. Ribaudo was elected to the Board in 1995 and his current term expires in 2001. He also serves as a consultant to Healthsouth, a provider of rehabilitation services, which he joined in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he founded in 1985, merged with Healthsouth. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 with graduate medical school training at Emory University, Washington University and New York University. He received postgraduate training at Harvard Law School, Kellogg Business School and Stanford Graduate School of Business.

    SANDRA F. ROREM (age 60) is the founder and Chief Executive of Distinctive Solutions, LLC, a development, management and consulting company. Ms. Rorem was first elected to the Board in 1996 and her current term expires in 2002. She served from 1994 to 1998 as Chief Executive Officer of Medalia HealthCare in Seattle, Washington, a primary care medical group of over 300 doctors in over forty clinics throughout Puget Sound. Prior to joining Medalia in 1994, she served 17 years with the Seattle-based Sisters of Providence Health System, where she held various positions including Associate Administrator, Providence Medical Center, Seattle and Administrator of the Physician Division for Providence Health System, Washington. She is also a member of the

American College of Health Care Executives, the American College of Medical Group Administrators, the Society of Teachers of Family Medicine, and the Society of Ambulatory Care Professionals. Ms. Rorem holds an M.B.A. from the University of Washington.

    DEAN D. THORNTON (age 71) retired from The Boeing Company in 1994 where he had been Executive Vice President, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has been serving as a director of the Company since 1993 with his current term expiring in 2002. Mr. Thornton joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966. He served in a variety of executive assignments including Vice President of Finance, contracts and international operations for the commercial airplane company and Vice President -- General Manager of the 767 Division. Mr. Thornton is a member of the Board of Trustees of the Seattle Art Museum and is on the corporate board of Cray Inc. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

    The Board of Directors held four meetings during the fiscal year ended April 30, 2000. All directors attended at least 75% of all Board and Committee meetings. The numbers of meetings of each Committee of the Board are described below.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

    The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

    AUDIT COMMITTEE. The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The Audit Committee has adopted a charter requiring, among other things, that members of the Committee be independent of management, free of any relationship that would interfere with their independent judgment and have a minimum level of financial competency. The members of the Audit Committee are Dean D. Thornton, Kathryn L. Munro and Kenneth M. Roberts. The Audit Committee held four meetings in the fiscal year ended April 30, 2000.

    COMPENSATION AND PLAN ADMINISTRATOR COMMITTEE. The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Arlen I. Prentice, Ron D. Barbaro and Daniel J. Evans. There was one meeting of the Compensation and Plan Administrator Committee during the fiscal year ended April 30, 2000.

    MERGERS AND ACQUISITIONS COMMITTEE. The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts, Sandra F. Rorem, J. Michael Ribaudo and Ronald
W. Tarrant. There was one meeting of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 2000.

    NOMINATING COMMITTEE. The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Ronald W. Tarrant, Daniel J. Evans and Sandra F. Rorem serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 2000.

    The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the

Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairs are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Stock Option Plan for Nonemployee Directors. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years.

                                   MANAGEMENT

Executive Officers

    The executive officers of the Company are:

         NAME                  AGE                            POSITION
----------------------          --      ----------------------------------------------------
TERRY D. ALKIRE                 46      EXECUTIVE VICE PRESIDENT, INTERNATIONAL OPERATIONS

R. BRAD LAWRENCE                53      EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

RICHARD A. LEBLANC              45      EXECUTIVE VICE PRESIDENT OF SALES, AMERICAS

JOHN S. LENESS                  40      GENERAL COUNSEL AND CORPORATE SECRETARY

STEPHEN D. REICHENBACH          38      EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF
                                          FINANCIAL OFFICER

RONALD W. TARRANT               63      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Each executive officer of the Company is elected or appointed annually by the Board of Directors.

    TERRY D. ALKIRE joined the Company in 1985. Mr. Alkire has served as Manager of Sales in Europe, Director of Environmental Applications in the United States, Vice President European Sales and Marketing, General Manager, Foracon, Vice President International Operations, and he became Executive Vice President in August 1998.

    R. BRAD LAWRENCE joined the Company in August 1996 as Executive Vice President -- Automated Systems and Services and was appointed Executive Vice President in March 1997 and became Chief Operating Officer in 1997.
Mr. Lawrence was Chief Executive Officer of Conductive Rubber Technologies, a manufacturer of keypads, for five years prior to joining the Company, had previously served as Assistant General Manager for the Kenworth Truck Company, and had spent twenty years with Rockwell International culminating as the Vice President and General Manager of Rockwell's Gas Products Business Unit.

    RICHARD A. LEBLANC joined the Company in 1994 as Vice President of Sales. Mr. LeBlanc became Executive Vice President in August 1998. Prior to joining the Company, he was employed by the ASI Robotic Systems Division of Cargill Detroit Corporation for 10 years, serving as Manager of Sales and Marketing and before that in direct sales.

    JOHN S. LENESS joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

    STEPHEN D. REICHENBACH joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993, Vice President of Finance in 1996 and Executive Vice President in March 1997. Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

    RONALD W. TARRANT (Biographical information for Mr. Tarrant appears above).

          STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of July 7, 2000, with respect to each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

                                   Management

                                                                                 PERCENT OF
                                                                                 OUTSTANDING
NAME AND POSITION                                             NUMBER OF SHARES     SHARES
-----------------                                             ----------------   -----------
TERRY D. ALKIRE, EXECUTIVE OFFICER..........................       82,217(1)         0.6%

RON D. BARBARO, DIRECTOR....................................       55,000(2)         0.3%

DANIEL J. EVANS, DIRECTOR...................................      109,250(3)         0.7%

R. BRAD LAWRENCE, EXECUTIVE OFFICER.........................      170,893(4)         1.2%

RICHARD A. LEBLANC, EXECUTIVE OFFICER.......................       41,193(5)         0.3%

JOHN S. LENESS, EXECUTIVE OFFICER...........................      181,541(6)         1.2%

KATHRYN L. MUNRO, DIRECTOR..................................       40,000(7)         0.3%

ARLEN I. PRENTICE, DIRECTOR.................................      108,579(8)         0.7%

STEPHEN D. REICHENBACH, EXECUTIVE OFFICER...................      137,119(9)         0.9%

J. MICHAEL RIBAUDO, DIRECTOR................................      179,874(10)        1.2%

KENNETH M. ROBERTS, DIRECTOR................................      150,000(11)        1.0%

SANDRA F. ROREM, DIRECTOR...................................       43,860(7)         0.3%

RONALD W. TARRANT, DIRECTOR.................................      640,246(12)        4.3%

DEAN D. THORNTON, DIRECTOR..................................       65,000(13)        0.4%

ALL DIRECTORS AND OFFICERS -- AS A GROUP (14 PERSONS).......    2,004,772(14)       13.6%

------------------------

 (1) Includes options exercisable within 60 days for 74,642 shares of Company Common Stock.

 (2) Includes options exercisable within 60 days for 50,000 shares of Company Common Stock.

 (3) Includes options exercisable within 60 days for 80,000 shares of Company Common Stock.

 (4) Includes options exercisable within 60 days for 162,500 shares of Company Common Stock.

 (5) Includes options exercisable within 60 days for 40,863 shares of Company Common Stock.

 (6) Includes options exercisable within 60 days for 148,000 shares of Company Common Stock.

 (7) Includes options exercisable within 60 days for 40,000 shares of Company Common Stock.

 (8) Includes options exercisable within 60 days for 65,000 shares of Company Common Stock.

 (9) Includes options exercisable within 60 days for 117,113 shares of Company Common Stock.

 (10) Includes options exercisable within 60 days for 50,000 shares of Company Common Stock.

 (11) Includes options exercisable within 60 days for 60,000 shares of Company Common Stock.

 (12) Includes options exercisable within 60 days for 594,000 shares of Company Common Stock.

 (13) Includes options exercisable within 60 days for 55,000 shares of Company Common Stock.

 (14) Includes options exercisable within 60 days for 1,577,118 shares of Company Common Stock.

                            Other Beneficial Owners

                                                                                 PERCENT OF
                                                                                 OUTSTANDING
NAME AND POSITION                                             NUMBER OF SHARES     SHARES
-----------------                                             ----------------   -----------
BROWN CAPITAL MANAGEMENT, INC. .............................     1,767,800**        12.0%
  1201 NORTH CALVERT STREET
  BALTIMORE, MARYLAND 21202

LORD ABBETT & CO. ..........................................     1,457,960**         9.9%
  767 FIFTH AVENUE
  NEW YORK CITY, NEW YORK 10153

ICM ASSET MANAGEMENT, INC. .................................     1,340,200**         9.1%
  W. 601 MAIN AVE., SUITE 600
  SPOKANE, WASHINGTON 99201

------------------------

**  Based on filings made pursuant to Sections 13(a) and (g) of the Exchange
    Act.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 2000, all Section 16(a) filing requirements were complied with.

Executive Compensation

                           Summary Compensation Table

    The following table sets forth information for the years ended April 30, 2000, 1999 and 1998, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 2000 exceeded $100,000:

                                                                                       LONG TERM
                                                                     ANNUAL          COMPENSATION
                                                                  COMPENSATION       -------------
                                                               -------------------     NUMBER OF       ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR      SALARY     BONUS     STOCK OPTIONS   COMPENSATION*
---------------------------                         --------   --------   --------   -------------   -------------
RONALD W. TARRANT ................................    2000     $399,043   $133,333(1)    250,000        $84,492
 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER      1999      374,042          0       75,000          59,119
                                                      1998      350,000    277,500       75,000          29,981

R. BRAD LAWRENCE .................................    2000     $209,633   $      0            0         $45,110
 EXECUTIVE VICE PRESIDENT & CHIEF OPERATING           1999      199,186          0      100,000          35,570
 OFFICER                                              1998      178,178    105,328       50,000          19,915

STEPHEN D. REICHENBACH ...........................    2000     $149,490   $      0            0         $55,240
 EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF        1999      136,260          0      100,775          35,617
 FINANCIAL OFFICER                                    1998      129,423     83,500       18,000          16,595

TERRY D. ALKIRE ..................................    2000     $189,623   $      0            0         $14,839
 EXECUTIVE VICE PRESIDENT, INTERNATIONAL              1999      180,003          0       40,717          36,517
 OPERATIONS                                           1998      157,976     17,316       35,100          13,109

RICHARD A. LEBLANC ...............................    2000     $191,113   $      0            0         $14,161
 EXECUTIVE VICE PRESIDENT OF SALES, AMERICAS          1999      180,003          0       30,274          13,153
                                                      1998      114,426    133,778(2)     15,100         11,925

------------------------

 * Includes Company contributions to the 401(k) Plan and the Flow International Corporation Executive Deferral Plan and amounts paid on loans.

(1) Paid in connection with the execution of an employment agreement. See "Compensation Committee Report."

(2) Includes commissions.

                              Option Grants Table
                                  Fiscal 2000

    The following table sets forth certain information regarding options granted to the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 2000.

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                      PERCENT OF                                VALUE AT ASSUMED
                                                        TOTAL                                 ANNUAL RATES OF STOCK
                                                       OPTIONS                               PRICE APPRECIATION FOR
                                          NUMBER      GRANTED TO    EXERCISE                 OPTION TERM (10 YEARS)
                                        OF OPTIONS   EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                                     GRANTED     FISCAL YEAR    ($/SHARE)      DATE         5%           10%
----                                    ----------   ------------   ---------   ----------   ---------   -----------
RONALD W. TARRANT.....................   250,000(1)      4.4%         $9.88      05/07/09    $682,070    $1,507,196

R. BRAD LAWRENCE......................         0          --             --            --          --            --

STEPHEN D. REICHENBACH................         0          --             --            --          --            --

TERRY D. ALKIRE.......................         0          --             --            --          --            --

RICHARD A. LEBLANC....................         0          --             --            --          --            --

------------------------

(1) Granted in connection with the execution of an employment contract. See "Compensation Committee Report."

                   Aggregated Option Exercises in Fiscal 2000
                       and Fiscal Year-End Option Values

    The following table sets forth certain information regarding options exercised during the year ended April 30, 2000, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

                                                                  TOTAL NUMBER OF            VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                     SHARES                       FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                                   ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------   -----------   -------------   -----------   -------------
RONALD W. TARRANT................        0           0        456,500        383,500      $2,226,386       $558,645

R. BRAD LAWRENCE.................        0           0        150,000         50,000         278,281        113,281

STEPHEN D. REICHENBACH...........        0           0        104,613         50,387         256,781        114,200

TERRY D. ALKIRE..................        0           0         69,642         20,358         139,822         33,348

RICHARD A. LEBLANC...............        0           0         35,863         20,137          82,692         36,563

------------------------

(1) Calculated using $11.25, the closing price of the Company's Common Stock as reported by NASDAQ on May 1, 2000.

Compensation Committee Report

    The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

        Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the shareholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

    - Base salaries will be targeted at the 75th percentile of competitive practice based on the results of surveys.

    - Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall company results.

    - Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

    - To more closely align executive interests with those of the shareholders, executives will be required to achieve established stock ownership goals.

        The administration of the compensation programs will be directed toward ensuring that executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

    The Committee's decisions are presented to and are subject to final approval by the Board of Directors. The Committee also believes that the shareholders' interests will be best served if all employees of the Company are also shareholders. The Company has implemented programs to grant options to all employees so that they will become shareholders. In order to implement its philosophy, the Committee has implemented an executive compensation program with the following elements:

    BASE SALARY. Consistent with the Committee's philosophy, base salaries for fiscal 2000 were based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group and outside survey data for each Company executive. For fiscal 2000, executive salaries were adjusted to bring them into line with the seventy-fifth percentile level at comparable companies.

    BONUS PROGRAM. The Committee believes that shareholder return in the short term will be maximized by ensuring that the Company achieves good operating results. The Committee has structured the Company's executive bonus program so that annual bonuses are payable based on achievement of target levels for operating income, net of bonuses, and return on managed assets (or cash, inventories and accounts receivable), which the Committee believes are the best measures of the Company's financial performance. No bonuses were paid to executives for fiscal 2000. For fiscal 2000, as in fiscal 1999, in order to align the Company's practice with comparable practice, target bonus levels were established at 45% of base salary for executive officers and 70% for the Chairman, President and Chief Executive Officer. The bonuses payable will vary depending on the Company's and executive's performance against the established targets.

    STOCK OPTIONS. In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are generally made annually at the time of the Committee's annual review of executive compensation. No grants were made to company executives in fiscal 2000 in connection with the Committee's annual review of overall executive compensation.

    CHIEF EXECUTIVE OFFICER. The Committee specifically reviews the performance of the Chairman,

President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. In order to ensure the Company of the continuing services of its Chief Executive Officer, the Committee has negotiated an employment contract with Mr. Tarrant. As an inducement to enter into the agreement, Mr. Tarrant was paid a bonus and granted options to purchase shares of the Company's stock. Under the terms of this agreement, Mr. Tarrant will remain as Chairman and active in management for two years and as Chairman or consultant for an additional three years. The Company has agreed to pay a base salary of $400,000 per year, and an annual bonus of up to 70% of the base salary. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results.

    The Board of Directors has also approved agreements with the Company's senior executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes that will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company's shareholders.

    In August of 1993, the Internal Revenue Code ("the Code") was amended to impose a limitation on the deductibility of nonperformance-based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance-based compensation" which is exempt from such limitation.

    This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

                                                           COMPENSATION AND PLAN
                                                         ADMINISTRATOR COMMITTEE

                                                   Arlen I. Prentice -- Chairman

Daniel J. Evans
                Ron D. Barbaro

Compensation Committee Membership

    The Compensation and Plan Administrator Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives. Arlen I. Prentice, chairman of the Committee is a co-chairman and the chief executive officer of Kibble & Prentice, Inc., a company that, together with its wholly-owned subsidiary, provides insurance brokerage and employee benefits, administrative and consulting services to the Company. During fiscal 2000, payments by the Company to Kibble & Prentice, Inc. and such subsidiary for such services totaled $113,722. Mr. Prentice abstains from participating in matters where he may have a conflict of interest.

Stock Performance Graph

    The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five-year period ending April 30, 2000, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company's product lines (S & P Machine Tools and Dow Jones Factory Equipment). The Company has paid no dividends on its Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                4/95  4/96  4/97  4/98  4/99  4/00
FLOW INTERNATIONAL CORPORATION   100   118   106   128   119   134
S & P SMALLCAP 600               100   136   141   207   184   207
NASDAQ STOCK MARKET (U.S.)       100   143   151   226   309   471
DOW JONES FACTORY EQUIPMENT      100   119   115   137    99   182

                            INDEPENDENT ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP has examined the financial statements of the Company since 1981. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer shareholders' questions and will have the opportunity to make a statement if they so desire.

                       FORM 10-K AND FINANCIAL STATEMENTS

    The Company's fiscal 2000 Annual Report has been mailed to you with this Proxy Statement. The Annual Report contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 2000 and 1999, and the report thereon by PricewaterhouseCoopers LLP.

    If any shareholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

    John S. Leness, Secretary
    Flow International Corporation
    23500 64th Avenue South
    Kent, Washington 98032

                             SHAREHOLDER PROPOSALS

    To be considered for presentation to the 2001 Annual Meeting of Shareholders, a shareholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than April 10, 2001.

                   SOLICITATION AND EXPENSES OF SOLICITATION

    Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

    By order of the Board of Directors.

                      Ronald W. Tarrant
                      Chairman of the Board

PROXY


                      SOLICITED BY THE BOARD OF DIRECTORS
                        FLOW INTERNATIONAL CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                August 31, 2000

     The undersigned hereby appoints Ronald W. Tarrant and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Benaroya Hall, 200 University Street, Seattle, Washington, on August 31, 2000, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director, it will be deemed to grant authority to vote FOR the nominees for director.


              IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE






--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

                                                               Please mark   /X/
                                                               your votes
                                                               as indicated
                                                               in this
                                                               example


                                                          WITHHELD
PROPOSAL 1 -- ELECTION OF DIRECTORS                FOR    FOR ALL
  The Board of Directors recommends a vote FOR     / /      / /
  the nominees for Director.

  Election of three Directors:

           NOMINEES for Three-Year Terms:

                 Daniel J. Evans

                 Kenneth M. Roberts

                 Ronald W. Tarrant


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THAT NOMINEE'S NAME.


     THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

     Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.



Signature __________________ Signature __________________ Date ___________, 2000
                                                        IMPORTANT: PLEASE INSERT






--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --